Exhibit 4.1

                                PhyMatrix Corp.

                          1995 EQUITY INCENTIVE PLAN

Section 1.  Purpose

         The purpose of the 1995 Equity Incentive Plan (the "Plan") of Continuum Care Corporation (the "Company") is to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants and to enable these employees and consultants to participate in the long-term growth of the Company by providing for or increasing the proprietary interests of such persons in the Company, thereby assisting the Company to achieve its long-range performance goals.

Section 2.  Definitions

      As used in the Plan:

          "Act" means the Securities Exchange Act of 1934, as amended.

          "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means a committee of not fewer than two members of the Board appointed by the Board to administer the Plan, each of whom is a "disinterested person" within the meaning of Rule 16b-3 of the Act, or any successor provision, and an "outside director" within the meaning of
     Section 162(m) of the Code; provided, however, that if there is only one member of the Board then the committee shall be composed of only one director who need not be an "outside director" nor a "disinterested person" as described above.

          "Committee Member" means a director appointed by the Board to be a member of the Committee.

          "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

          "Fair Market Value" means, with respect to Common Stock, to the extent it is traded on an exchange or The Nasdaq Stock Market's National Market or any successor thereto, the closing price of the Common Stock on the applicable date of determination (or if such date shall not be a trading day, on the last trading day previous thereto); and with respect to the Common Stock if it is not so traded or any other property, the fair market value of such property as determined by the Committee in good faith.

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          "Incentive Stock Option" means an option to purchase shares of Common
     Stock awarded to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.

          "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is not intended to be an Incentive Stock Option.

          "Option" means an Incentive Stock Option or a Nonstatutory Stock
     Option.

          "Participant" means a person selected by the Committee to receive an Award under the Plan.

          "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

          "Performance Shares" means shares of Common Stock awarded to a Participant under Section 8.

          "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

          "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9 which are subject to forfeiture.

          "Stock Appreciation Right" or "SAR" means a right awarded to a Participant under Section 7.

          "Stock Unit" means a share of Common Stock or a unit valued in whole or in part by reference to, or otherwise based on, the value of a share of Common Stock, awarded to a Participant under Section 10.

Section 3.  Administration

         The Plan shall be administered by the Committee. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award, and to decide all disputes arising in connection with the Plan. The Committee's decisions and interpretations shall be final and binding.

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Section 4.  Eligibility

         All employees, consultants and directors of the Company or any of its subsidiaries shall be eligible to be Participants in the Plan.

Section 5.  Stock Available for Awards

         (a) Awards may be made under the Plan for up to 2,000,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason or settled in a manner that results in fewer shares of Common Stock outstanding than were initially awarded, including without limitation the surrender of shares of Common Stock in payment for the Award or any tax obligation thereon, the shares of Common Stock subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. In no event shall any Participant receive in any 12-month period Awards for more than 1% of the total outstanding shares of Common Stock.

         (b) In the event that the Committee determines in its sole discretion that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, the Committee shall have the right to adjust equitably any or all of (i) the number and kind of shares of stock or securities in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number and that any such cash payment shall be made only to the extent necessary to effect an equitable adjustment in such benefits or potential benefits.

         (c) The Company may make Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards may be in addition to the maximum number of shares provided for in section (a) above only to the extent that the substitute Awards (i) are granted to persons whose relationship to the Company does not make (and is not expected

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to make) them subject to Section 16(b) of the Act, (ii) are granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule) under the Act, by the stockholders of the entity which issued such predecessor awards and (iii) are granted without the effect of disqualifying the Plan or, without the consent of any optionee, any Incentive Stock Option granted under the Plan, under Section 422 of the Code.

Section 6.  Options

         (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option granted under the Plan, under Section 422 of the Code.

         (b) The option price per share of Common Stock purchasable under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options and not less than 50% of the Fair Market Value of the Common Stock on the date of award with respect to Nonstatutory Stock Options. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of award.

         (c) No Incentive Stock Option shall be exercisable more than ten years after the date the option is awarded and no Nonstatutory Stock Option shall be exercisable more than ten years and one day after the date the option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is awarded to such Participant, the term of such option shall be no more than five years from the date of award.

         (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

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         (e) No Option shall be transferable by the Participant otherwise than by will or the laws of descent and distribution, and all Options shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that the Committee may provide that a Nonstatutory Stock Option is transferable by the Participant and exercisable by persons other than the Participant during the Participant's lifetime upon such terms and conditions as the Committee may determine.

         (f) The Committee may at any time accelerate the exercisability of all or any portion of any Option.

Section 7.  Stock Appreciation Rights

         (a) A Stock Appreciation Right is an Award entitling the Participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Nonstatutory Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right is exercised.

         (b) Subject to the provisions of the Plan, the Committee may award SARs in tandem with a Nonstatutory Stock Option (at or after the award of the Nonstatutory Stock Option), or alone and unrelated to an Option, and may determine the terms and conditions applicable thereto, including the form of payment. SARs granted in tandem with a Nonstatutory Stock Option shall terminate to the extent that the related Nonstatutory Stock Option is exercised, and the related Nonstatutory Stock Option shall terminate to the extent that the tandem SARs are exercised.

         (c) An SAR related to a Nonstatutory Stock Option which can be exercised only during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

         (d) Notwithstanding that a Nonstatutory Stock Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the Fair Market Value of the shares subject to such Option exceeds the exercise price of such Option at the time of its exercise, the Committee may, in its discretion, cancel such Option, in which event the Company shall pay to the person exercising such Option an amount equal to the difference between the Fair Market Value of the Common Stock to have been purchased pursuant to such exercise of such Option (determined on the date the Option is canceled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check, bank draft or in Common Stock having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payment or any combination thereof, as determined by the

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Committee. The Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the Nonstatutory Stock Option, which request shall not be binding on the Committee.

Section 8.  Performance Shares

         (a) A Performance Share is an Award entitling the Participant to acquire shares of Common Stock upon the attainment of specified performance goals. Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the performance goals applicable to each such Award, the number of such shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Shares. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of each Performance Share shall be equal to the Fair Market Value of one share of Common Stock on the date the Performance Share is earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Share has been earned.

         (b) Except as provided in a specific Award, during any Performance Cycle, the Committee may adjust the performance goals for such Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

         (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock

         (a) A Restricted Stock Award is an Award entitling the Participant to acquire shares of Common Stock for a purchase price (which may be zero) equal to or less than their par value, subject to such conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares if the purchase price was zero) upon the Participant's termination of employment.

         (b) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the purchase price (if any) therefor, the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company and the other terms and conditions of such Awards. The Committee may modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

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         (c) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates and stock power to the Participant.

         (d) A Participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other conditions contained in the Award.

Section 10.  Stock Units

         (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

         (b) Shares of Common Stock awarded in connection with a Stock Unit shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  Grants of Non-Discretionary Options to Committee Members

         Notwithstanding any other provisions of the Plan, Committee Members shall participate in the Plan only to the extent set forth in this Section 11.

         (a) Each director who is a Committee Member on the first business day following each annual meeting of the shareholders of the Company, commencing with the 1996 annual meeting of shareholders, shall receive the award of a Nonstatutory Stock Option to purchase 2,500 shares of Common Stock (the "Non-Discretionary Option"). In addition, any person who is a Committee Member immediately after the Company's initial public offering shall receive the award of a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock at the initial public offering price (also, a "Non-Discretionary Option"). Each Non-Discretionary Option awarded to a Committee Member shall become exercisable one year after the date of grant. On or about January 31, 1997, and each third anniversary thereof, the Board shall review the provisions of this Section 11 to determine whether to modify the size of the annual Non-Discretionary Option Award or otherwise amend such provisions. Notwithstanding the foregoing, any outstanding Non-Discretionary Option and the number and nature of shares of Common Stock subject to any such Option held by a Committee Member shall be subject to adjustment only to the extent set forth in Section 11(f) and 12(g), and not pursuant to any other provision of the Plan, including, without limitation, Sections 5(b), 12(h) and 12(k) hereof.

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         (b) The term of each Non-Discretionary Option granted to a Committee
Member shall be ten years from its date of grant, unless sooner terminated in accordance with Section 11(e).

         (c) The purchase price of the shares of Common Stock subject to each Non-Discretionary Option granted to a Committee Member shall be the Fair Market Value of the Common Stock on the date the Option is granted. The Committee shall determine whether an Award to a Committee Member is settled in whole or in part in cash, shares of Common Stock, other securities of the Company, Awards or other property. The Committee shall not permit a Committee Member to defer all or any portion of a payment under the Plan.

         (d) No Non-Discretionary Option shall be transferable by a Committee Member other than by will or by the laws of descent and distribution and all Non-Discretionary Options shall be exercisable during a Committee Member's lifetime only by the Committee Member or his or her duly appointed guardian or personal representative. The restrictions set forth in Section 12(a) of the Plan shall apply to all Non-Discretionary Options granted to Committee Members.

         (e) If a Committee Member retires as a director, his Non-Discretionary Options shall be exercisable by him only during the three months following his retirement and only as to the number of shares, if any, as to which the Non-Discretionary Options were exercisable immediately prior to his retirement. If a Committee Member dies while serving as a director, his Non-Discretionary Options shall be exercisable by either his executor or administrator or, if not so exercised, by the legatees or the distributees of his estate, only during the twelve months following his death and only as to the number of shares, if any, as to which the Non-Discretionary Options were exercisable immediately prior to his death. If a Committee Member ceases to serve as a director by reason of permanent and total disability, his Non-Discretionary Options shall be exercisable by him only during the three months following his retirement and only as to the number of shares, if any, as to which the Non-Discretionary Options were exercisable immediately prior to his disability. If a Committee Member ceases to serve as a director and to be eligible to participate in the Plan for any other reason (including the termination of his employment with the Company if such Committee Member is also an employee of the Company), his Non-Discretionary Options shall be exercisable by him only during the thirty days following such cessation and only as to the number of shares, if any, as to which the Non-Discretionary Options were exercisable immediately prior to such cessation. In no event shall the term of any Non-Discretionary Options be extended beyond its expiration date as a result of this Section 11(e).

         (f) In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, appropriate and proportionate adjustment shall be made in the number, kind and exercise price of each share of Common Stock subject to Non-Discretionary Options then outstanding and to be granted to Committee Members under this Section 11.

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         (g) Each Non-Discretionary Option granted to a Committee Member shall be evidenced by a writing specifying the terms and conditions thereof in accordance with this Section 11.

Section 12.  General Provisions Applicable to Awards

         (a) Notwithstanding any other provision of the Plan but subject to
Section 6(e), to the extent required to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provision, (i) any Common Stock or other equity security offered under the Plan to a Participant subject to
Section 16 of the Act may not be sold for at least six months after acquisition and (ii) any Option or other right related to an equity security, issued under the Plan to such a person shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, shall not be exercisable for at least six months, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

         (b) Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax regulations and accounting principles.

         (c) Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (d) The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

         (e) The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.

         (f) In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions with respect to any such change of control: (i) provide for the acceleration of any time period relating to the exercise

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or realization of the Award, (ii) provide for the purchase of the Award upon the
Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         (g) Further, in the event of (i) a dissolution or liquidation of the Company, (ii) the sale of all or substantially all the assets of the Company,
(iii) a merger or consolidation of the Company resulting in a change in ownership of more than fifty percent (50%) of the outstanding shares of the Company's voting capital stock control of the Company, (iv) any other capital reorganization in which more than fifty percent (50%) of the outstanding shares of the Company's voting capital stock are exchanged or (v) any Person (as defined below) becomes an Interested Stockholder (as defined below), then upon the adoption of the plan or agreement of liquidation, dissolution, sale, merger, consolidation or reorganization or upon the date that any such Person becomes an Interested Stockholder, all Awards which are not then fully exercisable or realizable shall become fully exercisable and realizable. As used in this
Section 12(g), (A) "Person" shall mean any individual, Group Acting in Concert (as defined below), corporation, partnership, association, joint stock company, trust, business trust, unincorporated organization or association or other entity; (B) "Interested Stockholder" shall mean any Person (other than the Company) who or which is the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding shares of the Company's voting capital stock, but not any Person who was the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding shares of the Company's voting capital stock immediately after the closing of the initial public offering of the Common Stock; and (C) "Group Acting in Concert" shall mean Persons (1) seeking to combine or pool their voting or other interests in the securities of the Company for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or (2) who would be deemed to be acting as a group or syndicate within the meaning of Section 13(d) of the Act or any subsequent provision replacing such section. In addition, any persons who are beneficial owners of the same securities are deemed to be members of a Group Acting in Concert. When persons act together for any such purpose, their group will be deemed to have acquired their stock. Notwithstanding the foregoing provisions of this Section 12(g), the term "Interested Stockholder" shall not include (x) an employee stock ownership, stock option, stock purchase or other plan for natural Persons who are directors, officers, employees or consultants of the Company or a subsidiary thereof, nor shall any fiduciary of any such plan be deemed to own stock held by or administered in connection with such plan for the purposes of this Section 12(g); or (y) any Person who becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding shares of the Company's voting capital stock under the terms of a will or trust or, under the laws of descent and distribution, from the estate of a person or a donor who was the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding shares of the Company's voting capital stock immediately after the closing of the initial public offering of the Common Stock.

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         (h) The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (i) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

          (i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another; or

          (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

         (j) The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 13.  Miscellaneous

         (a) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) Subject to the provisions of the applicable Award, no Participant shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

         (c) Subject to the approval of the sole shareholder of the Company, the Plan shall be effective on November 15, 1995. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

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         (d) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provisions.

         (e) Awards may not be made under the Plan after November 14, 2005, but then outstanding Awards may extend beyond such date.


As amended January 27, 1996.


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